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                                   EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings
                     (In millions, except per share amounts)


                                                 PRIMARY
                                         ------------------------
                                               Quarter Ended
                                                 March 31,
                                             1997          1996
                                         ---------      ---------
Common stock                                  84.8           83.6

Common stock options                           0.7            1.0

$25 warrants                                   -                -

$65 warrants                                   -                -

5 1/4% zero coupon convertible
     subordinated debentures                  12.3              -
                                         ---------      ---------
Weighted average common and
     dilutive common equivalent
     shares                                   97.8           84.6
                                         ---------      ---------
                                         ---------      ---------

Net income available to common
     stockholders                        $    26.3     $     20.4

Add after-tax interest on 5 1/4% zero
     coupon convertible subordinated
     debentures                                3.2              -
                                         ---------      ---------

Adjusted net income                      $    29.5      $    20.4
                                         ---------      ---------
                                         ---------      ---------

Net income per common and
     common equivalent share             $    0.30      $    0.24
                                         ---------      ---------
                                         ---------      ---------


       Primary earnings per share is based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures are considered common stock equivalents but were not included in the per share calculation for the quarter ended
March 31, 1996, as their inclusion would have had an antidilutive effect.

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                                                 FULLY DILUTED
                                             --------------------
                                                 Quarter Ended
                                                   March 31,
                                                1997       1996
                                             ----------  --------
Common stock                                       84.8      83.6

Common stock options                                0.7       1.1

$25 warrants                                          -         -

$65 warrants                                          -         -

5 1/4% zero coupon convertible
     subordinated debentures                       12.3         -
5% convertible subordinated
     debentures                                       -         -
                                             ----------  --------
Weighted average common and
     dilutive common equivalent
     shares                                        97.8      84.7
                                             ----------  --------
                                             ----------  --------
Net income available to
     common stockholders                     $     26.3  $   20.4

Add after-tax interest on 5 1/4% zero
     coupon convertible subordinated
     debentures                                     3.2         -
                                             ----------  --------
Adjusted net income                          $     29.5  $   20.4
                                             ----------  --------
                                             ----------  --------
Net income per common and
     common equivalent share                 $     0.30  $   0.24
                                             ----------  --------
                                             ----------  --------



     Fully diluted earnings per share is based on weighted average shares of common stock outstanding plus dilutive common equivalent shares and dilutive convertible securities. The 5 1/4% zero coupon convertible subordinated debentures are considered common stock equivalents but were not included in the per share calculation for the quarter ended March 31, 1996 as their inclusion would have had an antidilutive effect. The 5% convertible subordinated debentures are not considered common stock equivalents and were not included in the fully diluted earnings per share calculation as their inclusion would have had an antidilutive effect. Fully diluted earnings per share is not presented on the face of the Consolidated Statement of Income since dilution is less than 3% for each period presented.